UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 4, 2008

OUTDOOR CHANNEL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-17287	33-0074499

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
43445 Business Park Drive, Suite 113
Temecula, California 92590
(Address of principal executive offices, including zip code)
(951) 699-6991
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement and Item 5.02 Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers
Item 2.02. Results of Operations and Financial Condition
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Index to Exhibits
EXHIBIT 99.1

Item 1.01.	Entry Into A Material Definitive Agreement and Item 5.02 Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers.
As previously disclosed, the compensation committee of the board of directors of Outdoor Channel Holdings, Inc., or the Company, had previously adopted the Executive Annual Cash Bonus Plan, or the Bonus Plan. The Bonus Plan, which was previously included as Exhibit 10.2 to the Company’s Form 10-Q/A filed with the Securities and Exchange Commission, or the SEC, on May 16, 2005, is designed to increase stockholder value through the effective use of cash awards. The Bonus Plan serves as a vehicle for retaining executives of the Company and sustaining exceptional performance, and is an important component of the Company’s overall competitive compensation package.
On March 4, 2008, the compensation committee of the board of directors of the Company approved and adopted the specific terms of the Bonus Plan for the following executives for the year ending December 31, 2008, or Fiscal 2008: Roger L. Werner, Thomas E. Hornish and Shad L. Burke. The terms of the Bonus Plan for Fiscal 2008 provide that if the Company achieves certain profitability targets, then each executive officer is eligible to receive a certain portion of his annual salary if specified individual performance targets are met. The specific performance targets for Fiscal 2008 that were approved for determining whether any cash bonuses are to be paid to these executives for performance, and if so, the amount of such bonuses, include: (i) achieving targeted revenues and profitability; (ii) increasing the number of subscribers to Outdoor Channel; (iii) increasing the ratings of Outdoor Channel programs; (iv) increasing the number of visitors to the Company’s web site; (v) improving internal financial controls; and (vi) ensuring all financial and legal reports are timely prepared and filed with the SEC. The performance targets for each of the executives vary in detail and subject matter.
The compensation committee retains the sole and absolute discretion to determine any bonuses paid pursuant to the Bonus Plan. For Fiscal 2008, the compensation committee also retains the right to pay these executives a fully discretionary bonus, up to a specified maximum amount. Pursuant to the terms of the Bonus Plan, the payment of an award is conditioned upon the participant’s employment on a full time basis by the Company through the bonus payment date.

Item 2.02.	Results of Operations and Financial Condition
On March 10, 2008, Outdoor Channel Holdings, Inc. issued a press release announcing financial results for the year ended December 31, 2007. A copy of this press release is attached hereto as Exhibit 99.1.
This information and the exhibits hereto are being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 10, 2008.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTDOOR CHANNEL HOLDINGS, INC.
By:	/s/ Thomas E. Hornish
Thomas E. Hornish
Chief Operating Officer and General Counsel

Date: March 10, 2008

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Index to Exhibits

Exhibit No.	Description

99.1	Press Release dated March 10, 2008.

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